UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 10/A

Amendment No. 5

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

SINO GREEN LAND CORP.

(Exact name of registrant as specified in its charter)

Nevada	54-0484915
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

No. 3 & 5, Jalan Hi Tech 7/7,

Kawasan Perindustrian Hi Tech 7,

43500 Semenyih, Selangor, Malaysia

(Address of Principal Executive Offices) (Zip Code)

+603 8727 8732

(Registrant’s telephone number, including area code)

Securities to be Registered Under Section 12(b) of the Act:

None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock, Par Value $0.001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SINO GREEN LAND CORPORATION

Cautionary Note Regarding Forward-Looking Statements

This registration statement on Form 10 contains “forward-looking statements” concerning our future results, future performance, intentions, objectives, plans, and expectations, including, without limitation, statements regarding the plans and objectives of management for future operations, any statements concerning our proposed services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this document are made as of the date hereof and are based on information available to us as of such date. We assume no obligation to update any forward-looking statements. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements are subject to inherent risks and uncertainties, including those discussed under “Risk Factors” and elsewhere in this Form 10.

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Introductory Comment

We are filing this General Form for Registration of Securities on Form 10 to register our common stock pursuant to Section 12(g) of the Exchange Act. Once this registration statement is deemed effective, we will be subject to the requirements of Section 13(a) under the Exchange Act, which will require us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Throughout this Form 10, unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “SGLA” and “our Company” refer to Sino Green Land Corp., a Nevada corporation. Sino Green Land Corp. is a Blank Check Company under Rule 419 of the Securities Act of 1933.

The term ‘blank check company” means that we are a development stage company and have no specific business plan or purpose or has indicated that is business plan is to engage in a merger or acquisition with an unidentified company companies, or other entity or person. A blank check company:

i.	Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and
ii.	Is issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

On October 22, 2021, the Company announced that it had moved its headquarters from Hong Kong to Malaysia with new address at No. 3 & 5, Jalan Hi Tech 7/7, Kawasan Perindustrian Hi Tech 7, 43500 Semenyih, Selangor, Malaysia. Following the reallocation, all existing and future operations will be run in Malaysia. The company does not foresee any existing or future operations to be bounded nor affected due to its previous position in Hong Kong. Risk factors related to doing business in Hong Kong, as disclosed in page 12 due to its previous position in Hong Kong, may no longer be relevant or applicable going forward.

Neither us is required to obtain permission from the government of the People’s Republic of China to list our shares on the OTC Capital Market.

Recently, the Chinese government announced that it would step up supervision of Chinese firms listed offshore. Under the new measures, China will improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading, China will also check sources of funding for securities investment and control leverage ratios. The Cyberspace Administration of China (“CAC”) has also opened a cybersecurity probe into several U.S.-listed tech giants focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer data.

The Company was previously headquartered and has minimal operations in Hong Kong. The Company will not use variable interest entities to execute its business plan in the future nor acquire a company that uses or may use a variable interest entity structure to conduct China-based operations. The Company plans to acquire private corporations in the business of in recycling, sales and distribution of reusable plastics in the South East Asia region. As of current stage, The Company intends to implement its business plan upon raising capital which will be further elaborated under our business plan in page 5. None of the aforesaid business activities appears to be within the targeted areas of concern by the Chinese government. However, because of the Company’s subsidiary in Hong Kong and its operations there, there is always a risk that the Chinese government may, in the future, seek to affect operations of any company with any level of operations in China including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment.

On 30 June 2020, China’s top legislature unanimously passed a new National Security Law for Hong Kong that was enacted on the same day. Similar to PRC’s laws and regulations, the interpretation of National Security Law involves a degree of uncertainty.

The PRC’s legal system is based on written statutes, and prior court decisions can only be used as a reference. Since 1979, the PRC’s government has promulgated laws and regulations in relation to economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, with a view to developing a comprehensive system of commercial law, including laws relating to property ownership and development. However, due to the fact that these laws and regulations have not been fully developed, and because of the limited volume of published cases and the non-binding nature of prior court decisions, interpretation of PRC’s laws and regulations involves a degree of uncertainty. Some of these laws may be changed without immediate publication or may be amended with retroactive effect.

Depending on the government agency or how an application or case is presented to such agency, we may receive less favourable interpretations of laws and regulations than our competitors, particularly if a competitor has long been established in the locality of, and has developed a relationship with such agency. In addition, any litigation may be protracted and result in substantial costs and a diversion of resources and management attention. All of these uncertainties may cause difficulties in the enforcement of our land use rights, entitlements under our permits and other statutory and contractual rights and interests.

In light of China’s recent extension of authority not only in China but into Hong Kong, there are risks and uncertainties which it cannot foresee for the time being, and rules and regulations in China can change quickly with little or no advance notice. The Chinese government may intervene or influence the Company’s current and future operations in Hong Kong and China at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers likes ourselves.

In accordance with the HFCA Act, we hereby declare the Company is not owned or controlled by any government entity in the relevant jurisdiction. If any or all of the foregoing were to occur, this could lead to a material change in the Company’s operations and/or the value of its common stock and/or significantly limit or completely hinder its ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 7 of this prospectus and in the applicable prospectus supplement, and in the risks discussed in the documents incorporated by reference in this prospectus and in the applicable prospectus supplement, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission. You should carefully read and consider these risk factors before you invest in our securities.

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Item 1: Business

(a) Business Development

The Company was organized under the laws of the State of Nevada on March 2008, under the name of Henry County Plywood Corporation, as the successor by merger to a Virginia corporation organized in May 1948 under the same name. On March 17, 2009, the Company’s corporate name was changed to Sino Green Land Corporation. The Company was a development stage company with the goal of acquire private corporations that are involved in recovering scrap or waste plastic and to reprocess, recycle, sales and distribution of reusable plastics.

Prior to 2013, the Company engaged in wholesale distribution, marketing and sales of premium fruits in China.

Business operations for Sino Green Land Corp. and its subsidiaries were abandoned by former management and a custodianship action, as described in the subsequent paragraph, was commenced in 2019. The Company filed its last 10Q in 2011, this financial report included liabilities and debts. As of the date of this filing, these liabilities and debts have been settled and the subsidiaries have been spun-off in by the current management in 2012.

On December 30, 2019, the Eighth District Court of Clark County, Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Custodian Ventures LLC (the “Custodian”) custodian with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock, and authorize new classes of stock (“Court Order”).

The court awarded custodianship to Mr. David Lazar (“Mr. Lazar”) based on the absence of a functioning board of directors, revocation of the company’s charter, and abandonment of the business. At this time, Mr. Lazar was appointed sole officer and director (“Change in Principle Officer’).

On January 7, 2020, Mr. Lazar announce the Court Order and Change in Principle Officer through Form 8-K filing. The filing also mentioned change in company name from Go Silver Toprich Inc to Sino Green Land Corp.

The Company was severely delinquent in filing annual reports for the Company’s charter. The last annual report was filed on March 31, 2011 in on Form 10-K. In addition, the Company was subject to Exchange Act reporting requirements including filing 10Q’s and 10Ks. The Company filed its last 10Q for quarter ending September 30, 2011, and was out of compliance with Exchange Act reporting. Mr. Lazar attempted to contact the Company’s officers and directors through letters, emails, and phone calls, with no success.

Mr. David Lazar of Custodian Ventures LLC applied to the Court for an Order appointing Mr. Lazar as the Custodian. This application was for the purpose of reinstating SGLA’s corporate charter to do business and restoring value to the Company for the benefit of the stockholders.

On June 10, 2020, SGLA, Custodian Ventures, LLC, and Mr. David Lazar entered into a settlement agreement whereby Custodian Ventures LLC shall dismiss its custodianship, and SGLA shall resume operations of the business, and each party shall provide each other mutual releases. In consideration of the release, SGLA to pay Custodian Ventures LLC $15,000 towards its costs and expenses as the settlement to dismiss its custodianship with the Court.

Mr. Lazar performed the following actions in its capacity as custodian:

●	Funded any expenses of the Company including paying off outstanding liabilities
●	Brought the Company back into compliance with the Nevada Secretary of State, resident agent, transfer agent
●	Appointed officers and directors and held a shareholders meeting

The Custodian paid the following expenses on behalf of the Company:

●	Nevada Secretary of State for reinstatement of the Company
●	Transfer agent, Island Stock Transfer
●	Amended and Restated Articles of Incorporation for the Company.

Upon appointment as the Custodian of SGLA and under its duties stipulated by the Nevada court, Mr. Lazar took initiative to organize the business of the issuer. As Custodian, the duties were to conduct daily business, hold shareholder meetings, appoint officers and directors, reinstate the Company with the Nevada Secretary of State. Mr. Lazar also had authority to enter into contracts and find a suitable merger candidate. The Custodian or Mr. Lazar did not receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was discharged on July 2, 2020.

On July 2, 2020, pursuant to the Settlement Agreement and court dismissal of the custodianship, SGLA has resume operations of the business, Mr. Lazar resigned his position of sole officer and director and the former management Mr. Xiong Luo has been re-appointed as director and officer of SGLA.

On July 2, 2020, Ms. Teresa Wo has been appointed as President, Ms. Elise Wong Ching Wing as Treasurer and Ms. Erin Wong as Secretary.

On August 31, 2020, the Company changed its name from Go Silver Toprich Inc. back to Sino Green Land Corp.

On December 21, 2021, Mr. Xiong Luo has resigned his position as the Chief Executive Officer and director of the Company. Xiong Luo’s resignation was not because of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

The current President and Director, Wo Kuk Ching, will be acting CEO until the next suitable candidate is identified.

We are currently a shell company, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 12b-2.

(b) Business of Issuer

Sino Green Land Corp. is a developmental stage company, incorporated under the laws of the State of Nevada on March 2008. Our plan of business has not been implemented but will incorporate the acquisition of private corporations involved in recovering scrap or waste plastic and to reprocess, recycle, sales and distribution of reusable plastics.

At present financial revenue has not yet been realized. The Company hopes to raise capital in order to fund the acquisitions.

All statements involving our business plan are forward looking statements and have not been implemented as of this filing.

The Company is moving in a new direction, statements made relating to our business plan are forward looking statements and we have no history of performance. Current management may not have sufficient experience in recycling, sales and distribution of reusable plastics.

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We are in the business of acquiring private corporations in the business of in recycling, sales and distribution of reusable plastics. The goal of recycling plastic is to reduce high rates of plastic pollution while putting less pressure on virgin materials to produce brand new plastic products. This approach helps to conserve resources and diverts plastics from landfills or unintended destinations such as oceans. Our vision incorporates the spirit of social responsibility, not only on a local community basis but also on a global scale.

The impact of social distancing requirements due to Covid-19 has affected all industries not only plastic recycling industry. There has been a strong demand for plastic for several years and converting waste plastic materials into commercially viable products, utilizing environmentally friendly recycling and manufacturing methods has been a focused by the global awareness in clean environment, a trend many expect to continue even after Covid-19 restrictions are lifted.

The Company intends to implement its business plan upon raising capital. Subject to available capital, the Company intends to invest in:

Development

●	building of the recycling and extrusion facility
●	on-site contractor services during facility preparation
●	local engineering and acquisition of lab equipment and supplies

Implementation

●	Promoting international understanding/international-mindedness and/or global awareness/understanding
●	Being active in global engagement/global or world citizenship
●	Increasing intercultural understanding and respect for difference
●	Encouraging tolerance and commitment to peace
●	Marketing & Sales development, Operations expenditures

The analysis will be undertaken by or under the supervision of our management. As of the date of this filing, we have not entered into definitive agreements. In our continued efforts to analyze potential business plan, we intend to consider the following factors:

●	Potential for growth, indicated by anticipated market expansion or new technology;
●	Competitive position as compared to other plastic recycling plants of similar size and experience within the segment as well as within the industry as a whole;
●	Strength and diversity of management, and the accessibility of required management expertise, personnel, services, professional assistance and other required items;
●	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities or convertible debt, through joint ventures or similar arrangements or from other sources;
●	The extent to which the business opportunity can be advanced in the marketplace; and
●	Other relevant factors

In applying the foregoing criteria, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired. Additionally, we will be competing against other entities that may have greater financial, technical, and managerial capabilities for identifying and completing our business plan.

We are unable to predict when we will, if ever, identify and implement our business plan. We anticipate that proposed business plan would be made available to us through personal contacts of our directors, officers and principal stockholders, professional advisors, broker-dealers, venture capitalists, members of the financial community and others who may present unsolicited proposals. In certain cases, we may agree to pay a finder’s fee or to otherwise compensate the persons who introduce the Company to business opportunities in which we participate.

As of the time of this filing, the Company has not implemented its business plan.

We expect that our due diligence will encompass, among other things, meetings with incumbent management of the target business and inspection of its facilities, as necessary, as well as a review of financial and other information, which is made available to the Company. This due diligence review will be conducted either by our management or by third parties we may engage. We anticipate that we may rely on the issuance of our common stock in lieu of cash payments for services or expenses related to any analysis.

5

We may incur time and costs required to select and evaluate our business structure and complete our business plan, which cannot presently be determined with any degree of certainty. Any costs incurred with respect to the indemnification and evaluation of a prospective plastic recycling program that is not ultimately completed may result in a loss to the Company. These fees may include legal costs, accounting costs, finder’s fees, consultant’s fees and other related expenses. We have no present arrangements for any of these types of fees.

We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys, consultants, and others. Costs may be incurred in the investigation process, which may not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in a loss to the Company of the related costs incurred.

Competition

Our company expects to compete with many countries in the plastic recycling industry. In addition, there are several competitors that are larger and more profitable than SGLA. We expect that the quantity and composition of our competitive environment will continue to evolve as the industry matures. Additionally, increased competition is possible to the extent that new geographies enter the marketplace as a result of continued enactment of regulatory and legislative changes. We believe that diligently establishing and expanding our funding sources will establish us in an already established industry. Additionally, we expect that establishing our product offerings on new platforms are factors that mitigate the risk associated with operating in a developing competitive environment. Additionally, the contemporaneous growth of the industry as a whole will result in new competitor entering the plastic recycling marketplace, thereby further mitigating the impact of competition on our future operations and results.

Compliance with plastic recycling standards and guidelines will increase development costs and the cost of operating our business. In turn, we may not be able to meet the competitive price point for our products dictated by the market and our competitors.

Again, these are forward looking statements and not an indication of past performance. There is no guarantee that we will be able to implement our business plan and have no merger candidates as of the time of this filing.

Effect of Existing or Probable Governmental Regulations on the Business

Upon effectiveness of this Form 10, we will be subject to the Exchange Act and the Sarbanes-Oxley Act of 2002. Under the Exchange Act, we will be required to file with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Sarbanes-Oxley Act creates a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and to strengthen auditor independence. It also (1) requires steps be taken to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; (2) establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; (3) creates guidelines for audit committee members’ appointment, and compensation and oversight of the work of public companies’ auditors; (4) prohibits certain insider trading during pension fund blackout periods; and (5) establishes a federal crime of securities fraud, among other provisions.

We will also be subject to Section 14(a) of the Exchange Act, which requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to our stockholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14A. Preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are provided to our stockholders.

6

Employees

As of December 31, 2020, we had three officers, directors and no employees. We anticipate that we will begin to fill out our management team as and when we raise capital to begin implementing our business plan. In the interim, we will utilize independent consultants to assist with accounting and administrative matters. We currently have no employment agreements and believe our consulting relationships are satisfactory. We plan to continue to hire independent consultants from time to time on an as-needed basis.

Item 1A. Risk Factors

Risks Relating to Our Business

Our business plan involves a number of very significant risks. Our future business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Our officers and directors reside outside the United States, investors may have limited legal recourse against them including difficulties in enforcing judgments made against them by U.S. courts. There is neither treaty nor any reciprocal arrangement between China and the United States regarding recognition or enforcement of civil judgments.

Our business operations may be materially and adversely affected by the outbreak of the Coronavirus (“COVID-19”).

An outbreak of respiratory illness caused by the novel coronavirus, commonly referred as “COVID-19” emerged in late 2019 and has spread globally. The COVID-19 is considered to be highly contagious and poses a serious public health threat. The World Health Organization labelled the COVID-19 outbreak as a pandemic on March 11, 2020, given its threat beyond a public health emergency of international concern the organization had declared on January 30, 2020.

The epidemic has resulted in social-distancing restrictions, travel restrictions, and the temporary closure of stores and facilities during the past few months. The negative impacts of the COVID-19 outbreak on our business include:

-	The uncertain economic conditions may refrain clients from engaging our services.

-	The operations of businesses in our industry have been, and could continue to be, negatively impacted by the epidemic, which may in turn adversely impact their business performance.

We are unable to accurately predict the impact that the COVID-19 will have due to various uncertainties, including the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak globally, and effectiveness of the actions that may be taken by governmental authorities. Additionally, it is possible that we may face similar difficulties from future should there be, at any point, another global pandemic.

Resale limitations of Rule 144(i) on your shares

According to the Rule 144(i), Rule 144 is not available for the resale of securities initially issued by either a reporting or non-reporting shell company. Moreover, Rule 144(i)(1)(ii) states that Rule 144 is not available to securities initially issued by an issuer that has been “at any time previously” a reporting or non-reporting shell company. Rule 144(i)(1)(ii) prohibits shareholders from utilizing Rule 144 to sell their shares in a company that at any time in its existence was a shell company. However, according to Rule 144(i)(2), an issuer can “cure” its shell status.

To “cure” a company’s current or former shell company status, the conditions of Rule 144(i)(2) must be satisfied regardless of the time that has elapsed since the public company ceased to be a shell company and regardless of when the shares were issued. The availability of Rule 144 for resales of shares issued while the company is a shell company or thereafter may be restricted even after the expiration of the one-year period since it filed its Form 10 information if the company is not current on all of its periodic reports required to be filed within the SEC during the 12 months before the date of the shareholder’s sale. Thus, the company must file all 10-Qs and 10K for the preceding 12 months and since the filing of the Form 10, or Rule 144 is not available for the resale of securities

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We have extremely limited assets, have incurred operating losses, and have no current source of revenue

We have had minimal assets. We do not expect to generate revenues until we begin to implement our business plan. However, we can provide no assurance that we will produce any material revenues for our stockholders, or that our business will operate on a profitable basis.

We will, likely, sustain operating expenses without corresponding revenues, at least until the consummation of our business plan. This may result in our incurring a net operating loss that will increase unless we consummate a business plan with a profitable business or internally develop our business. We cannot assure you that we can identify a suitable business combination or successfully internally develop our business, or that any such business will be profitable at the time of its acquisition by the Company or ever.

Our capital resources may not be sufficient to meet our capital requirements, and in the absence of additional resources we may have to curtail or cease business operations

We have historically generated negative cash flow and losses from operations and could experience negative cash flow and losses from operations in the future. Our independent auditors have included an explanatory paragraph in their report on our financial statements for the fiscal years ended December 31, 2020, and 2019 expressing doubt regarding our ability to continue as a going concern. We currently only have a minimal amount of cash available, which will not be sufficient to fund our anticipated future operating needs. The Company will need to raise substantial sums to implement its business plan. There can be no assurance that the Company will be successful in raising funds. To the extent that the Company is unable to raise funds, we will be required to reduce our planned operations or cease any operations.

We may encounter substantial competition in our business and our failure to compete effectively may adversely affect our ability to generate revenue

Plastic recycling is an emerging industry. We believe that existing and new competitors will continue to improve in cost control and performance of their curriculum. We have global competitors and we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition.

Our major competitors may be better able than we to successfully endure downturns in our industrial sector. In periods of reduced demand for our product, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability would be reduced in either case. In addition, we cannot assure you that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

Effect of Environmental Laws

We believe we are in compliance with all applicable environmental laws, in all material respects. We do not expect future compliance with environmental laws to have a material adverse effect on our business.

We may not be able to obtain regulatory approvals for our product

Our business is subject to laws and regulations governing development of curriculum, accreditation, and other matters. The Company believes acquisition of already accredited private corporations will mitigate this risk.

All operating plans have been made in consideration of existing scholastic regulations. Regulations that most affect operations are related to curriculums of the private corporations we acquire.

Our future business plan or acquisitions may subject to geopolitical regulation risks in the region

We currently do not have any businesses in plastic recycling but we anticipated our future expansion or acquisition in this industry will be focused in the South East Asia region. We do acknowledge that the business industry of plastic recycling in this region in subject to extensive environmental laws and regulations by federal, state, local and foreign authorities, primarily relating to air, waste and water. In anticipation of future business expansion or acquisition in this industry, cost relating to compliance with these laws are regulations will be material to the future business. Any failure to comply with these regulations, our future operations could be disrupted, cash flow and profitability could be adversely affected, and our officers could be subject to civil or criminal liability, damages and fines.

In addition, lawsuits or enforcement actions by federal, state, local and/or foreign regulatory agencies may materially increase our costs. Stricter environmental regulation of air emissions, solid waste handling or combustion, and waste water discharge could materially affect our future cash flow and profitability.

Existing environmental laws and regulations have been and could be revised or reinterpreted, and future changes in environmental laws and regulations are expected to occur. This may materially increase the amount we must further invest to bring the business facilities into compliance, impose additional expense on our future operations, limit our ability to operate at capacity, or at all, or otherwise impose structural changes to markets which would adversely affect our competitive positioning in those markets.

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We face a number of risks associated with our business plan, including the possibility that we may incur substantial debt or convertible debt, which could adversely affect our financial condition

We intend to use reasonable efforts to complete our business plan. The risks commonly encountered in implementing our business plan is insufficient revenues to offset increased expenses associated with finding a merger candidate. Failure to raise sufficient capital to carry out our business plan. Additionally, we have no operations at this time so our expenses are likely to increase and it is possible that we may incur substantial debt or convertible debt in order to complete our business plan, which can adversely affect our financial condition. Incurring a substantial amount of debt or convertible debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes. Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

Our future success is highly dependent on the ability of management to locate and attract suitable business opportunities and our stockholders will not know what business we will enter into until we consummate a transaction with the approval of our then existing directors and officers

At this time, we have no operations and future implementation of our business plan is highly speculative, there is a consequent risk of loss of an investment in the Company. The success of our plan of operations will depend to a great extent on the operations, financial condition and management of future business and internal development. While management intends to seek businesses opportunities with entities having established operating histories, we cannot provide any assurance that we will be successful in locating opportunities meeting that criterion. In the event we complete a business plan, the success of our operations will be dependent upon management, its financial position and numerous other factors beyond our control.

There can be no assurance that we will successfully consummate a business plan or internally develop a successful business

We are a blank check company and can give no assurance that we will successfully identify and evaluate suitable business opportunities or that we will successfully implement our business plan. We cannot guarantee that we will be able to negotiate contracts on favorable terms. No assurances can be given that we will successfully identify and evaluate suitable business opportunities, that we will conclude a business plan or that we will be able to develop a successful business. Our management and affiliates will play an integral role in establishing the terms for any future business.

We will incur increased costs as a result of becoming a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

Following the effectiveness of this Form 10, we will be an SEC reporting company. The Company currently has no business and no revenue. However, the rules and regulations under the Exchange Act require a public company to provide periodic reports with interactive data files which will require the Company to engage legal, accounting and auditing services, and XBRL and EDGAR service providers. The engagement of such services can be costly, and the Company is likely to incur losses, which may adversely affect the Company’s ability to continue as a going concern. In addition, the Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of becoming a reporting company, we will be required to file periodic and current reports and other information with the SEC and we must adopt policies regarding disclosure controls and procedures and regularly evaluate those controls and process.

The additional costs we will incur in connection with becoming a reporting company will serve to further stretch our limited capital resources. The expenses incurred for filing periodic reports and implementing disclosure controls and procedures may be as high as $70,000 USD annually. In other words, due to our limited resources, we may have to allocate resources away from other productive uses in order to pay any expenses we incur in order to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to meet our reporting and filing obligations with the SEC as they come due.

9

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into an acquisition or merger with the most attractive private companies and others

From time to time the Company may come across target merger companies. These companies may fail to comply with SEC reporting requirements may delay or preclude acquisitions. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise, suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

A Business may result in a change of control and a change of management.

In conjunction with completion of a business acquisition, it is anticipated that we may issue an amount of our authorized but unissued common or preferred stock which represents the majority of the voting power and equity of our capital stock, which would result in stockholders of a target company obtaining a controlling interest in us. As a condition of the business combination agreement, our current stockholders may agree to sell or transfer all or a portion of our common stock as to provide the target company with all or majority control. The resulting change in control may result in removal of our present officers and directors and a corresponding reduction in or elimination of their participation in any future affairs.

We depend on our officers and the loss of their services would have an adverse effect on our business

We have officers and directors of the Company that are critical to our chances for business success. We are dependent on their services to operate our business and the loss of these persons, or any of them would have an adverse impact on our future operations until such time as he or she could be replaced, if he could be replaced. We do not have employment contracts or employment agreements with our officers, and we do not carry key man life insurance on their lives.

Because we are significantly smaller than the some of our competitors, we may lack the resources needed to capture market share

The plastic recycling industry is highly competitive, and our business plan has not been implemented and we are smaller in size than some of our competitors. We are at a disadvantage as a blank check company, we do not have an established business. Many of our competitors have an already established their business, more established market presence, and substantially greater financial, marketing, and other resources than do we. New competitors may emerge and may develop new or innovative products that compete with our anticipated future production. No assurance can be given that we will be able to compete successfully within the plastic recycling industry.

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited

We have incurred losses during our history. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carry-forwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may experience ownership changes in the future because of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

Our ability to hire and retain key personnel will be an important factor in the success of our business and a failure to hire and retain key personnel may result in our inability to manage and implement our business plan

Our management has limited experience in the plastic recycling industry and we may not be able to attract and retain the necessary qualified personnel. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and implement our business plan.

10

Legal disputes could have an impact on our Company

We plan to engage in business matters that are common to the business world that can result in disputations of a legal nature. In the event the Company is ever sued or finds it necessary to bring suit against others, there is the potential that the results of any such litigation could have an adverse impact on the Company.

Our common stock is quoted on the OTC MARKETS. An investment in our common stock is risky and there can be no assurance that the price for our stock will not decrease substantially in the future

Our common stock is quoted on the OTC Markets. The market for our stock has been volatile and has been characterized by large swings in the trading price that do not appear to be directly related to our business or financial condition. As a result, an investment in our common stock is risky and there can be no assurance that the price for our stock will not decrease substantially in the future.

Our stock trades below $5.00 per share and is subject to special sales practice requirements that could have an adverse impact on any trading market that may develop for our stock

If our stock trades below $5.00 per share and is subject to special sales practice requirements applicable to “penny stocks” which are imposed on broker-dealers who sell low-priced securities of this type. These rules may be anticipated to affect the ability of broker-dealers to sell our stock, which may in turn be anticipated to have an adverse impact on the market price for our stock if and when an active trading market should develop.

Our officers, directors and principal stockholders own a large percentage of our issued and outstanding shares and other stockholders have little or no ability to elect directors or influence corporate matters

As of July 27, 2021, our officers, directors, and principal stockholders were deemed to be the beneficial owners of approximately of our 57.94% issued and outstanding shares of common stock. As a result, such persons can determine the outcome of any actions taken by us that require stockholder approval. For example, they will be able to elect all of our directors and control the policies and practices of the Company.

11

Risks Related to Doing Business in Hong Kong

On October 22, 2021, the Company announced that it had moved its headquarters from Hong Kong to Malaysia with new address at No. 3 & 5, Jalan Hi Tech 7/7, Kawasan Perindustrian Hi Tech 7, 43500 Semenyih, Selangor, Malaysia. Following the reallocation, all existing and future operations will be run in Malaysia. The company does not foresee any existing or future operations to be bounded nor affected due to its previous position in Hong Kong. Risk factors related to doing business in Hong Kong, as disclosed in page 12 due to its previous position in Hong Kong, may no longer be relevant or applicable going forward.

The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in Hong Kong.

Recently, the Chinese government announced that it would step up supervision of Chinese firms listed offshore. Under the new measures, China will improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading, China will also check sources of funding for securities investment and control leverage ratios. The Cyberspace Administration of China (“CAC”) has also opened a cybersecurity probe into several U.S.-listed tech giants focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer data.

The Company is headquartered and has minimal operations in Hong Kong. The Company will not use variable interest entities to execute its business plan in the future nor acquire a company that uses or may use a variable interest entity structure to conduct China-based operations. The Company plans to acquire private corporations in the business of in recycling, sales and distribution of reusable plastics in the South East Asia region particularly Malaysia. As of current stage, The Company intends to implement its business plan upon raising capital which will be further elaborated under our business plan in page 5. None of the aforesaid business activities appears to be within the current targeted areas of concern by the Chinese government. The Company plans to continue to explore future potential business opportunities in the South East Asia region, in particular Malaysia. Nonetheless, it intends to keep Hong Kong as part of its operating structure going forward and this would potentially subject it to political and economic influence from China to the extent of such operations.

Because of the Company’s subsidiary in Hong Kong and its operations there, there is always a risk that the Chinese government may, in the future, seek to affect operations of any company with any level of operations in China including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. In light of China’s recent extension of authority not only in China but into Hong Kong, there are risks and uncertainties which it cannot foresee for the time being, and rules and regulations in China can change quickly with little or no advance notice. The Chinese government may intervene or influence the Company’s current and future operations in Hong Kong and China at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers likes ourselves.

If any or all of the foregoing were to occur, this could lead to a material change in the Company’s operations and/or the value of its common stock and/or significantly limit or completely hinder its ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Our headquarter is based in Hong Kong. U.S. regulators, such as, but not limited to, the Department of Justice, the SEC, PCAOB, and other authorities would likely incur difficulties in any potential investigations or inspections given the location of our headquarter is in Hong Kong

We are a Nevada corporation, however our headquarter is based in Hong Kong, located outside of the United States.

As a result, it may be difficult for US Regulators of all kinds to investigate or carry out inspections, of any kind, into or regarding our operations due to the complex relationships between and among the United States, Hong Kong, and the People’s Republic of China (PRC). There are also logistical issues with enforcing any actions on Companies that operate overseas. There would likely be varying issues of jurisdiction, notwithstanding the historically complex relationships among the PRC and United States, or between other nations and the United States. There is also uncertainty as to whether the courts of Hong Kong, the PRC or any other Asian countries, would recognize or enforce judgments of U.S. courts or US Regulators overseas within their own jurisdictions. These factors all create a risk that should be considered before investing in our Company.

12

Our shares may be delisted under the Holding Foreign Companies Accountable Act (“HFCCA”) if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. If the bill passed by the U.S. Senate on June 22, 2021 is passed by the U.S. House of Representatives and signed into law, this would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCA Act.

The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

Our current auditor, JP Centurion & Partners PLT (“Centurion”) who is the independent registered public accounting firm that issues the audit report included in this registration statement, as auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards.

PCAOB has notified each PCAOB-Identified Firm of its determination and also publish the list on its website on Dec 16, 2021. Our current auditor, Centurion, is not subject to the determinations announced by the PCAOB on December 16, 2021.

We are not aware of any reasons to believe or conclude that Centurion would not permit an inspection by PCAOB or that either one may not be subject to such inspection. However, given the recent developments, we cannot assure you whether the relevant regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. However, there is a possible risk that the PCAOB may be unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. In addition, there might be a risk that lack of inspection could cause trading in our securities to be prohibited under the Holding Foreign Companies Accountable Act. The implications of these possible regulations in addition to the requirements of the HFCA Act are uncertain. Such uncertainties could cause the market price of our shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If our shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our shares.

In addition to the above mentioned, in accordance with the HFCA Act, we hereby declare the Company is not owned or controlled by any government entity in the relevant jurisdiction.

13

Changes in Hong Kong’s economic, political or social conditions or government policies could have a material adverse effect on our future business and operations.

Currently we do not have any substantial assets and operations in Hong Kong. Nonetheless, our business direction going forward would be focused in the Hong Kong and South East Asia region which accordingly, could be influenced by changes in political, economic and social conditions in Hong Kong generally. Given the recent influence exerted on Hong Kong by the China government, we are unsure how the political, economic and social conditions in Hong Kong will or might, develop into one mirroring the existing conditions in China.

The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies.

The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our future business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our future business and operating results.

The implementation and interpretation of National Security Law in Hong Kong involves uncertainty.

On 30 June 2020, China’s top legislature unanimously passed a new National Security Law for Hong Kong that was enacted on the same day. Similar to PRC’s laws and regulations, the interpretation of National Security Law involves a degree of uncertainty.

The PRC’s legal system is based on written statutes, and prior court decisions can only be used as a reference. Since 1979, the PRC’s government has promulgated laws and regulations in relation to economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, with a view to developing a comprehensive system of commercial law, including laws relating to property ownership and development. However, due to the fact that these laws and regulations have not been fully developed, and because of the limited volume of published cases and the non-binding nature of prior court decisions, interpretation of PRC’s laws and regulations involves a degree of uncertainty. Some of these laws may be changed without immediate publication or may be amended with retroactive effect.

Depending on the government agency or how an application or case is presented to such agency, we may receive less favourable interpretations of laws and regulations than our competitors, particularly if a competitor has long been established in the locality of, and has developed a relationship with such agency. In addition, any litigation may be protracted and result in substantial costs and a diversion of resources and management attention. All of these uncertainties may cause difficulties in the enforcement of our land use rights, entitlements under our permits and other statutory and contractual rights and interests.

14

Anti-monopoly and unfair competition claim or regulatory actions against us may result in our being subject to fines, constraints on our business and damage to our reputation.

The PRC government has recently enhanced its enforcement of anti-monopoly laws and regulations. In December 2020, the PRC central government announced that strengthening anti-monopoly measures and preventing the disorderly expansion of capital has become one of its focuses in 2021, and the government targets to improve digital regulations and legal standards for the identification of platform enterprise monopolies, for the gathering, usage and management of data, and for the protection of consumer rights. The PRC anti-monopoly enforcement agencies have in recent years strengthened enforcement under the PRC Anti-monopoly Law, including conducting investigations and levying significant fines, with respect to concentration of undertakings, cartel activity, monopoly agreements as well as abusive behaviour by companies with market dominance. In order to comply with existing laws and regulations and new laws and regulations that may be enacted in the future, we may need to devote significant resources and efforts, including restructuring affected businesses and adjusting investment activities, which may materially and adversely affect our business, growth prospects, reputation and the trading prices of our securities.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with any future offering, we may be subjected to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We may also be subjected to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. Going forward we may have operations, agreements with third parties, and make sales in China, which may experience corruption. Our future activities in China may create the risk of unauthorized payments or offers of payments by one of the employees of our company, because sometimes these employees are out of our control. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

The Hong Kong government may face further restrictive measures from PRC government in the future.

We cannot assure you that the Hong Kong government will not be facing further restrictive measures from PRC’s government in the future. The PRC government’s further potential restrictive regulations and measures could increase our existing and future operating costs in adapting to these regulations and measures, limit our access to capital resources or even restrict our existing and future business operations, which could further adversely affect our business and prospects.

15

Risks Related to Our Shareholders and Shares of Common Stock

We cannot assure that there will be a trading market for our common stock.

There is currently no trading market for our common stock, and we cannot assure that a trading market will develop. We have no established relationship with any securities broker-dealer to initiate and maintain market quotations in our common stock, and we cannot assure that we will be able to complete the steps necessary to enable market quotations to commence. We will have no control over the price at which our common stock may be quoted or traded.

The price of our common stock may experience considerable volatility over time.

If our shares do begin active trading, the trading price may become subject to large price fluctuations in response to a number of events and factors, such as variations in operating results, our announcements of projects developments, announcements of competitors, changes in financial estimates, regulatory changes, recommendations by securities analysts, the share price performance of other companies that investors may deem comparable to us, news reports relating to trends in our markets, large purchases or sales of our common stock, liquidity (or absence of liquidity) in our common stock, currency fluctuations, and general economic conditions. These fluctuations may adversely affect the trading price of our common stock, regardless of our financial performance.

Our common stock is be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell

A common stock is a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We may issue more shares in an acquisition or merger, which will result in substantial dilution

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 780,000,000 shares of common stock of which 730,039,317 shares are currently outstanding and 20,000,000 shares of Preferred Stock are authorized, of which 1,259,858 shares are outstanding. Any acquisition or merger effected by the Company may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, shares of our common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. In an acquisition type transaction, our Board of Directors has the power to issue any, or all, of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

16

Obtaining additional capital though the sale of common stock will result in dilution of stockholder interests

We may raise additional funds in the future by issuing additional shares of common stock or other securities, which may include securities such as convertible debentures, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock. Additionally, the existing conversion rights may hinder future equity offerings, and the exercise of those conversion rights may have an adverse effect on the value of our stock. If any such conversion rights are exercised at a price below the then current market price of our shares, then the market price of our stock could decrease upon the sale of such additional securities. Further, if any such conversion rights are exercised at a price below the price at which any stockholder purchased shares, then that particular stockholder will experience dilution in his or her investment.

Our directors have the authority to authorize the issuance of preferred stock

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 20,000,000 shares of Preferred Stock. Our directors, without further action by our stockholders, have the authority to issue shares to be determined by our board of directors of Preferred Stock with the relative rights, conversion rights, voting rights, preferences, special rights, and qualifications as determined by the board without approval by the shareholders. Any issuance of Preferred Stock could adversely affect the rights of holders of common stock. Additionally, any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. Our Board does not intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

We have never paid dividends on our common stock, nor are we likely to pay dividends in the foreseeable future. Therefore, you may not derive any income solely from ownership of our stock

We have never declared or paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further our business strategy. This means that your potential for economic gain from ownership of our stock depends on appreciation of our stock price and will only be realized by a sale of the stock at a price higher than your purchase price.

Item 2. Financial Information

Management’s Discussion and Analysis or Plan of Operation

Upon effectiveness of this Registration Statement, we will file with the SEC annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC regulations. Thus, we will need to ensure that we will have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements following the effectiveness of this registration statement. We will also become subject to other reporting and corporate governance requirements, including the listing standards of any securities exchange upon which we may list our Common Stock, and the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated hereunder, which impose significant compliance obligations upon us. As a public company, we will be required, among other things, to:

●	Prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules;
●	Define and expand the roles and the duties of our Board of Directors and its committees;
●	Institute more comprehensive compliance, investor relations and internal audit functions;
●	Involve and retain outside legal counsel and accountants in connection with the activities listed above.

Management for each year commencing with the year ending December 31, 2021 must assess the adequacy of our internal control over financial reporting. Our internal control over financial reporting will be required to meet the standards required by Section 404 of the Sarbanes-Oxley Act. We will incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404. If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may be unable to report financial information on a timely basis, may suffer adverse regulatory consequences, may have violations of the applicable national securities exchange listing rules, and may breach covenants under our credit facilities.

17

The significant obligations related to being a public company will continue to require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with these requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

Sino Green Land Corp. is a blank check company and has no operations. Our business plan includes recycling, sales and distribution of reusable plastics. In summary, SGLA is focused on raising capital for the plastic recycling development, sales and marketing and operation expenditures. As of this filing, we have not raised any capital and our business is not yet operational.

Results of Operations for Sino Green Land Corp. —Comparison of the Years Ended December 31, 2019 and 2020

Revenue

We had no revenues from operations during either 2019 or 2020.

General and Administrative Expense

General and Administrative Expenses were $39,343 for the year ended December 31, 2020 compared to $3,673 for the year ended December 31, 2019, an increase of $35,670. The expenses consist primarily of transfer agent fees, annual state filing fees and audit fees.

Stock compensation expense

During the year ended December 31, 2020, we incurred $nil on non-cash stock compensation expense from the issuance of common stock for services. There was no stock issued for services in the prior year.

Net Loss

We had a net loss of $39,343 for the year ended December 31, 2020 compared to $3,673 for the year ended December 31, 2019.

Liquidity and Capital Resources

As of December 31, 2020, we had $0 of cash, $43,016 of liabilities and an accumulated deficit of $36,690,464. The Company has working capital deficit of $43,016.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Going Concern Uncertainties

The financial statements accompanying this Report have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of our business. As reflected in the accompanying financial statements, we have not yet generated any revenue, had a net loss of $39,343 and have accumulated stockholders’ deficit of $43,016 as of December 31, 2020. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional funds and implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

18

Results of Operations for Sino Green Land Corp. —For the 9 months ended September 30, 2020 and 2021.

Revenue

We had no revenues from operations during the period for September 30, 2020 and 2021.

General and Administrative Expense

General and Administrative Expenses were $102,420 and $26,856 for the 9 months ended September 30, 2020 and 2021 respectively.

Stock compensation expense

During the 9 months period ended September 30, 2020 and 2021, we incurred $nil on non-cash stock compensation expense from the issuance of common stock for services. There was no stock issued for services in the prior year.

Net Loss

We had a net loss of $102,240 and $26,856 for the 9 months period ended September 30, 2020 and 2021 respectively.

Liquidity and Capital Resources

As of September 30, 2021, we had $0 of cash, $145,436 of liabilities and an accumulated deficit of $36,793,884. The Company has working capital deficit of $145,436.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Going Concern Uncertainties

The financial statements accompanying this Report have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of our business. As reflected in the accompanying financial statements, we have not yet generated any revenue, had a net loss of $26,856 and have accumulated stockholders’ deficit of $145,436 as of September 30, 2021. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional funds and implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

19

Item 3. Properties

We do not own any property and do not pay for office space.

Item 4. Security Ownership of Certain Beneficial Owners and Management

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors

Teresa Wo Kuk Ching[1] President, Director Address: 8H, Tower 21, Laguna Verde, 8 Laguna Verde Road, Hung Hom	380,000,000	52.05%	none	n/a	52.05%
Wong Ching Wing, Elise[2] Treasurer, Director Address: 8H, Tower 21, Laguna Verde, 8 Laguna Verde Road, Hung Hom	20,000,000	2.74%	none	n/a	2.74%
Erin Wong[3] Secretary Address: 8H, Tower 21, Laguna Verde, 8 Laguna Verde Road, Hung Hom	20,000,000	2.74%	none	n/a	2.74%

5% or Greater Shareholders
Xiong Luo[4] Chief Executive Officer and Director Address: 5, Jalan Diamond 20, Diamond Residence, 43500 Semenyih, Selangor, Malaysia	3,000,000	0.41%	none	n/a	0.41%
Empower International Trading Sdn Bhd Address: No.5, Jalan Hi Tech 7/7, Kawasan Perindustrian Hi Tech 7, 43500 Semenyih, Selangor, Malaysia	60,000,000	8.22%	none	n/a	8.22%

As of July 27, 2021 the Company has 730,039,317 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Notes to table:

1Ms Teresa Wo is the spouse of Mr Xiong Luo, former CEO and director of SGLA

2Ms Elise Wong Ching Wing is the daughter of Ms Teresa Wo, President of SGLA

3Ms Erin Wong is the daughter of Ms Teresa Wo, President of SGLA

4Mr Xiong Luo has resigned as the CEO and director of SGLA.

Item 5. Directors and Executive Officers

A. Identification of Directors and Executive Officers.

Our Officers and directors and additional information concerning them are as follows:

Name	Age	Position
Teresa Wo Kuk Ching	66	President, Director
Elise Wong	42	Treasurer, Director

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Officer and Director Bio

President, Director

Ms. Teresa Wo graduated from University of London in 2010 with a Bachelor of Science in Accounting and Finance, and in 2017, obtained her Advanced Diploma in Business Administration from Society of Business Practitioners. She was a financial planner of Chubb Life Insurance Company Ltd from 2003 to 2011, and from 2011 to 2020, as Senior Branch Manager of Manulife (International) Limited.

Teresa Wo Kuk Ching has appointed as President and Director of the Company on July 2, 2020.

Treasurer, Director

Ms. Elise Wong graduated from University of California, Davis, in 2005 with a BSc Computer Science, and in 2011, obtained her Master of Science in Finance from University of Hong Kong. Ms. Elise Wong has a Financial Advisers’ International Qualification (FAIQ) from Institute of Financial Planners of Hong Kong (“IFPHK”) in 2014 and Qualified Retirement Advisor (QRA) Holder from IFPHK in 2017. She served as Senior Financial Consultant of Manulife (International) Limited. From 2010 to 2020.

Elise Wong has appointed as the Treasurer and Director of the Company in July, 2020.

Item 6. Executive Compensation

For the past two years, no sole officer or director has received any cash remuneration. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity to date. Our officer and director intend to devote all of his time to SGLA.

The Company for the benefit of its employees has adopted no retirement, pension, profit sharing, stock option or insurance programs or other similar program.

Item 7. Certain Relationship and Related Transactions, and Director Independence

Regulation S-K, Item 4, Section C require disclosure of promoters and certain control persons for registrants that are filing a registration statement on Form 10 under the Exchange Act and that had a promoter at any time during the past five fiscal years shall:

(i) State the names of the promoter(s), the nature and amount of anything of value (including money, property, contracts, options or rights of any kind) received or to be received by each promoter, directly or indirectly, from the registrant and the nature and amount of any assets, services or other consideration therefore received or to be received by the registrant; and

(ii) As to any assets acquired or to be acquired by the registrant from a promoter, state the amount at which the assets were acquired or are to be acquired and the principle followed or to be followed in determining such amount, and identify the persons making the determination and their relationship, if any, with the registrant or any promoter. If the assets were acquired by the promoter within two years prior to their transfer to the registrant, also state the cost thereof to the promoter.

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David Lazar is considered a promoter(s) under the meaning of Securities Act Rule 405. Mr. Lazar was appointed custodian of the Company and under its duties stipulated by the Nevada court. Mr. Lazar took initiative to organize the business of the issuer. As custodian, his duties were to conduct daily business, hold shareholder meetings, appoint officers and directors, reinstate the company with the Nevada Secretary of State. The custodian also had authority to enter into contracts and find a suitable merger candidate. In addition, Mr. Lazar was compensated for his role as custodian and paid outstanding bills to creditors on behalf of the company. The custodian has not, and will not, receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was dismissed on July 2, 2020.

Under Regulation S-K Item 404(c)(2) Registrants shall provide the disclosure required by paragraphs (c)(1)(i) and (c)(1)(ii) of this Item as to any person who acquired control of a registrant that is a shell company, or any person that is part of a group, consisting of two or more persons that agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of a registrant, that acquired control of a registrant that is a shell company.

As discussed in Item 1, the Company is deemed a shell company. As disclosed in Item 4, there are several persons, Mr. Xiong Luo is considered control persons and acquired control of the Company. As discussed in Item 1, Mr. Xiong Luo, the former management has entered into a settlement agreement with the Custodian to take control of the Company.

Mr. Xiong Luo is our former CEO and President. He is not deemed to be independent under applicable rules. We have not established any committees of the Board of Directors.

Our President, Ms Teresa Wo and our Treasurer, Ms. Elise Wong are the spouse and daughter of our former CEO, Mr. Xiong Luo respectively.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

Item 8. Legal Proceedings

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9. Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) Market information.

Our common stock is currently quoted on the OTC market under the trading symbol “SGLA.”

Trading in stocks quoted on the OTC market is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Fiscal Year 2021	High Bid	Low Bid
First Quarter	$0.0220	$0.0020
Second Quarter	$0.0130	$0.0040
Third Quarter	$0.0360	$0.0040

Fiscal Year 2020	High Bid	Low Bid
First Quarter	$0.0110	$0.0030
Second Quarter	$0.0050	$0.0030
Third Quarter	$0.0120	$0.0030
Fourth Quarter	$0.0060	$0.0010

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Fiscal Year 2019	High Bid	Low Bid
First Quarter	$0.0050	$0.0030
Second Quarter	$0.0040	$0.0020
Third Quarter	$0.0040	$0.0020
Fourth Quarter	$0.0110	$0.0020

(b) Holders.

As of July 27, 2021, there are approximately 89 holders of an aggregate of 730,039,317 shares of our Common Stock issued and outstanding. There are approximately 89 holders of an aggregate of 1,259,858 shares of our Preferred Stock issued and outstanding.

(c) Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the president intention of management to utilize all available funds for the development of the Registrant’s business.

(d) Securities authorized for issuance under equity compensation plans.

None.

Item 10. Recent Sale of Unregistered Securities

None.

The restricted shares were sold in a private transaction pursuant to Rule 144(i) of the ‘33 Securities Act. As of this date, the shares have not been registered.

Item 11. Description of Registrant’s Securities to be Registered

(a) Common.

We are authorized by our Certificate of Incorporation to issue an aggregate shares of capital stock, of which 780,000,000 are shares of common stock, Par Value $0.001 per share (the “Common Stock”) and 20,000,000 are shares of preferred stock, Par Value $0.001 per share (the “Preferred Stock”). As of July 27,2021, there are 730,039,317 shares of Common Stock and 1,259,858 shares of Preferred Stock.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matter submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuances of up to 20,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or, other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

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The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirely by the provisions of the Company’s Certificate of Incorporation and Bylaws copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 12. Indemnification of Directors and Officers

Our Officers and Directors are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify all our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the adjudication of such issue.

We have been advised that in the opinion of the Securities Exchange Commission indemnification for liabilities arising under the Securities Act against public policy as expressed in the Securities Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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Item 13. Financial Statements and Supplementary Data

SINO GREEN LAND CORP

CONSOLIDATED FINANCIAL STATEMENTS

(Audited)

25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Sino Green Land Corp.

(Formerly known as Go Silver Toprich Inc.)

10F, Tower A,

Manulife Financial Centre,

223-231, Wai Yip Street,

Kwan Tong Kowloon,

Hong Kong.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Sino Green Land Corp. (Formerly known as Go Silver Toprich Inc.) (the ‘Company’) as of December 31, 2020 and 2019, and the related statements of operations and comprehensive income, stockholders’ equity, and cash flows for the each of two years in the year ended of December 31, 2020 and 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of two years in the year December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s losses from operations and no operation raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

26

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, for the year ended December 31, 2020 the Company has not established any source of revenue to cover its operating costs. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical matters.

/s/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT

We have served as the Company’s auditor since 2021.

Kuala Lumpur, Malaysia

July 27, 2021

27

Sino Green Land Corporation

(FORMERLY Go Silver Toprich Holding Inc)

BALANCE SHEETS

As of December 31, 2020 and December 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	December 31	December 31
	2020	2019

Assets
Cash	$-	$-
Total Assets	-	-

Liabilities
Accounts payable and accrued expenses	12,602	533
Amount due to director	30,414	3,140
Total Current Liabilities	43,016	3,673
Total Liabilities	43,016	3,673

Stockholders’ Deficit
Common stock, $0.001 par value; 780,000,000 shares authorized; 730,039,317 issued and outstanding, respectively	730,039	730,039
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 1,259,858 issued and outstanding, respectively	1,260	1,260
Additional paid-in capital	35,916,149	35,916,149
Accumulated deficit	(36,690,464)	(36,651,121)
Total Stockholders’ Deficit	(43,016)	(3,673)
Total Liabilities and Stockholders’ Deficit	$-	$-

See accompanying notes to financial statements

28

Sino Green Land Corporation

(FORMERLY Go Silver Toprich Holding Inc)

STATEMENTS OF OPERATIONS

For the year ended December 31, 2020 and December 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	Three Months Ended		Years Ended
	December 31	December 31	December 31	December 31
	2020	2019	2020	2019
Revenues	$-	$-	$-	$-

Operating Expenses
Other General & Administrative Expense	1,727	3,673	39,343	3,673
Total Operating Expenses	1,727	3,673	39,343	3,673

Profit/(Loss) from operations	(1,727)	(3,673)	(39,343)	(3,673)

Other Income/(Expenses)
	-	-	-	-
Total Other Income/(Expenses)	-	-	-	-

Net Income/(Loss) before Income Taxes	(1,727)	(3,673)	(39,343)	(3,673)

Income Tax Benefit	-	-	-	-

Net Income/(Loss)	(1,727)	(3,673)	(39,343)	(3,673)

Net Loss per Common Share - Basic and Diluted	$-0	$-0	$-0	$-0
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	730,039,317	730,039,317	730,039,317	730,039,317

See accompanying notes to financial statements

29

Sino Green Land Corporation

(FORMERLY Go Silver Toprich Holding Inc)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the year ended December 31, 2020 and December 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	Common Stock		Preferred Stock
	Shares	Par Value, $0.001	Shares	Par Value, $0.001	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance, December 31, 2018	730,039,317	$730,039	$1,259,858	$1,260	35,916,149	$(36,647,448)	$-
Net loss						(3,673)	(3,673)
Balance, December 31, 2019	730,039,317	$730,039	$1,259,858	$1,260	35,916,149	$(36,651,121)	$(3,673)
Net loss	-	-	-	-	-	(39,343)	(39,343)
Balance, December 31, 2020	730,039,317	$730,039	$1,259,858	$1,260	35,916,149	$(36,690,464)	$(43,016)

See accompanying notes to financial statements

30

Sino Green Land Corporation

(FORMERLY Go Silver Toprich Holding Inc)

STATEMENTS OF CASH FLOWS

For the year ended December 31, 2020 and December 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	Years Ended
	December 31	December 31
	2020	2019
Cash Flows from Operating Activities
Net Loss	$(39,343)	$(3,673)
Changes in Operating Assets and Liabilities
Accounts payable and accrued expenses	12,609	533
Amount due to director	27,474	3,140

Net Cash Used in Operating Activities	-	-

Net Increase (Decrease) in Cash	-	-
Cash at Beginning of Period	-	-
Cash at End of Period	$-	$-

See accompanying notes to financial statements

31

SINO GREEN LAND CORPORATION

(Formerly GO SILVER TOPRICH HOLDING INC.)

NOTES TO FINANCIAL STATEMENTS

For the years ended December 30, 2020 and 2019

NOTE 1 - ORGANIZATION AND OPERATIONS

Sino Green Land Corporation (formerly known as Go Silver Toprich Holding Inc.) (the “Company”) is a corporation organized under the laws of the State of Nevada.

On August 31, 2020, the Company has changed its name from Go Silver Toprich Holding Inc to Sino Green Land Corporation.

The Company was engaged in wholesale distribution, marketing and sales of premium fruits in China. In 2013, the management decided to discontinued its prior operations and dissolved all the subsidiaries to better reflect its new business direction. The Company currently intends to seek for a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, including the values assigned to an estimated useful lives of computer equipment; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

32

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include computer equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of operations.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a) affiliates of the Company; b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

33

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company adopted ASU 2014-09, Topic 606 on January 1, 2018, using the modified retrospective method. ASC 606 requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The adoption of Topic 606 has no impact on revenue amounts recorded on the Company’s financial statements as the Company has not generate any revenues.

Income Tax Provisions

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

34

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

The Convertible Preferred Stocks, warrants and stock options are not included in potentially dilutive shares outstanding for the year ended December 31, 2020 as these would have an anti-dilutive impact on earnings per share.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had loss of $39,343 for financial year ended December 31, 2020 and accumulated deficit at December 31, 2020 of $36,690,464 without any revenues. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company has not commenced operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company is authorized to issue 780,000,000 shares of common stock.

As of December 31, 2020 and 2019, the Company has 730,039,317 shares issued and outstanding.

35

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock.

As of December 31, 2020 and 2019, the Company has 1,259,858 shares issued and outstanding.

NOTE 5 – AMOUNT DUE TO DIRECTOR

Mr. Xiong Luo, the former officer and CEO of the Company, has advanced working capital to pay expenses of the Company. The advances are due on demand and non-interest bearing. The outstanding amount due to director was $30,414 and $3,140 as of December 31, 2020 and 2019, respectively.

Pursuant to Settlement Agreement dated June 10, 2020, the Company agreed to pay $15,000 to Custodian Ventures, LLC to dismiss its custodianship of the Company. The amount was paid by Mr. Xiong Luo on June 18, 2020.

NOTE 6 – ACCOUNT PAYABLE AND ACCRUED EXPENSES

The Company has incurred an amount of $12,602 on the accrued expense for the year ended 31 December 2020. The accrued expenses are mainly on general & administrative expense.

NOTE 7 – INCOME TAX

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 34% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

The Company has accumulated approximately $36,690,464 of net operating losses (“NOL”) carried forward to offset future taxable income. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 8 - SIGNIFICANT EVENTS

During the fiscal year, the World Health Organization declared the Coronavirus (COVID-19) outbreak to be a pandemic, which has caused severe global social and economic disruptions and uncertainties, including markets where the Company operates. The Company considers this outbreak as non-adjusting-events. The consequences brought about by Covid-19 continue to evolve and whilst the Company actively monitoring and managing its operations to respond to these changes, the Company does not consider it practicable to provide any quantitative estimate on the potential impact it may have on the Company.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events to the date the financial statements were issued and has determined that there are no items to disclose or require adjustments.

36

SINO GREEN LAND CORP

CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

37

Sino Green Land Corporation

(FORMERLY Go Silver Toprich Holding Inc)

BALANCE SHEETS

As of September 30, 2021 (Unaudited) and December 31, 2020 (Audited)

	September 30	December 31
	2021	2020

Assets
Cash	$-	$-
Total Assets	-	-

Liabilities
Accounts payable and accrued expenses	62,522	12,602
Amount due to director	82,914	30,414
Total Current Liabilities	145,436	43,016
Total Liabilities	145,436	43,016

Stockholders’ Deficit
Common stock, $0.001 par value; 780,000,000 shares authorized; 730,039,317 issued and outstanding, respectively	730,039	730,039
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 1,259,858 issued and outstanding, respectively	1,260	1,260
Additional paid-in capital	35,916,149	35,916,149
Accumulated deficit	(36,792,884)	(36,690,464)
Total Stockholders’ Deficit	(145,436)	(43,016)
Total Liabilities and Stockholders’ Deficit	$-	$-

See accompanying notes to financial statements

38

Sino Green Land Corporation

(FORMERLY Go Silver Toprich Holding Inc)

STATEMENTS OF OPERATIONS

For the nine months and three months ended September 30, 2021 (Unaudited) and 2020 (Unaudited)

	Nine months ended			Three months ended
	September 2021		September 2020	September 2021	September 2020
Revenues		$-	$-	$-		$-

Operating Expenses
Other General & Administrative Expense		102,420	26,856	16,807		10,413
Total Operating Expenses		102,420	26,856	16,807		10,413

Profit/(Loss) from operations		(102,420)	(26,856)	(16,807)		(10,413)

Other Income/(Expenses)		-	-	-		-

Total Other Income/(Expenses)		-	-	-		-

Net Income/(Loss) before Income Taxes		(102,420)	(26,856)	(16,807)		(10,413)

Income Tax Benefit		-	-	-		-

Net Income/(Loss)		(102,420)	(26,856)	(16,807)		(10,413)

Net Loss per Common Share - Basic and Diluted	$				$
Weighted Average Number of Common Shares Outstanding - Basic and Diluted		730,039,317	730,039,317	730,039,317		730,039,317

See accompanying notes to financial statements

39

Sino Green Land Corporation

(FORMERLY Go Silver Toprich Holding Inc)

STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the nine months ended September 30, 2021 (Unaudited)

	Common Stock		Preferred Stock
	Shares	Par Value, $0.001	Shares	Par Value, $0.001	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance, December 31, 2018	730,039,317	$730,039	$1,259,858	$1,260	35,916,149	$(36,647,448)	$-
Net loss						(3,673)	(3,673)
Balance, December 31, 2019	730,039,317	$730,039	$1,259,858	$1,260	35,916,149	$(36,651,121)	$(3,673)
Net loss	-	-	-	-	-	(39,343)	(39,343)
Balance, December 31, 2020	730,039,317	$730,039	$1,259,858	$1,260	35,916,149	$(36,690,464)	$(43,016)
Net loss						(102,420)	(102,420)
Balance, September 30, 2021	730,039,317	$730,039	$1,259,858	$1,260	35,916,149	$(36,792,884)	$(145,436)

See accompanying notes to financial statements

40

Sino Green Land Corporation

(FORMERLY Go Silver Toprich Holding Inc)

STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2021 (Unaudited) and 2020 (Unaudited)

	Years Ended
	September 30	September 30
	2021	2020
Cash Flows from Operating Activities
Net Loss	$(102,420)	$(26,856)
Changes in Operating Assets and Liabilities
Accounts payable and accrued expenses	49,920	-
Amount due to director	52,500	26,856

Net Cash Used in Operating Activities	-	-

Net Increase (Decrease) in Cash	-	-
Cash at Beginning of Period	-	-
Cash at End of Period	$-	$-

See accompanying notes to financial statements

41

SINO GREEN LAND CORPORATION

(Formerly GO SILVER TOPRICH HOLDING INC.)

NOTES TO FINANCIAL STATEMENTS

As of and for the nine months ended September 30, 2021 and 2020

NOTE 1 - ORGANIZATION AND OPERATIONS

Sino Green Land Corporation (formerly known as Go Silver Toprich Holding Inc.) (the “Company”) is a corporation organized under the laws of the State of Nevada.

On August 31, 2020, the Company has changed its name from Go Silver Toprich Holding Inc to Sino Green Land Corporation.

The Company was engaged in wholesale distribution, marketing and sales of premium fruits in China. In 2013, the management decided to discontinued its prior operations and dissolved all the subsidiaries to better reflect its new business direction. The Company currently intends to seek for a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, including the values assigned to an estimated useful lives of computer equipment; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

42

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include computer equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of operations.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a) affiliates of the Company; b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

43

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company adopted ASU 2014-09, Topic 606 on January 1, 2018, using the modified retrospective method. ASC 606 requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The adoption of Topic 606 has no impact on revenue amounts recorded on the Company’s financial statements as the Company has not generate any revenues.

Income Tax Provisions

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

44

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

The Convertible Preferred Stocks, warrants and stock options are not included in potentially dilutive shares outstanding for the year ended December 31, 2020 as these would have an anti-dilutive impact on earnings per share.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had loss of $102,420 for financial period ended September 30, 2021 and accumulated deficit at September 30, 2021 of $36,792,884 without any revenues. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company has not commenced operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company is authorized to issue 780,000,000 shares of common stock.

As of September 30, 2021 and 2020, the Company has 730,039,317 shares issued and outstanding.

45

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock.

As of September 30, 2021 and 2020, the Company has 1,259,858 shares issued and outstanding.

NOTE 5 – AMOUNT DUE TO DIRECTOR

Mr. Xiong Luo, the former CEO and officer of the Company, has advanced working capital to pay expenses of the Company. The advances are due on demand and non-interest bearing. The outstanding amount due to director was $82,914 and $30,414 as of September 30, 2021 and December 31, 2020, respectively.

Pursuant to Settlement Agreement dated June 10, 2020, the Company agreed to pay $15,000 to Custodian Ventures, LLC to dismiss its custodianship of the Company. The amount was paid by Mr. Xiong Luo on June 18, 2020.

NOTE 6 – OTHER PAYABLES AND ACCRUED EXPENSES

The Company has incurred an amount of $62,522 and $12,602 on the accrued expense for the period ended September 30, 2021 and the year ended December 31, 2020, respectively. The accrued expenses are mainly on the general & administrative expense.

NOTE 7 – INCOME TAX

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 34% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

The Company has accumulated approximately $36,792,884 of net operating losses (“NOL”) carried forward to offset future taxable income. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 8 - SIGNIFICANT EVENTS

During the fiscal year, the World Health Organization declared the Coronavirus (COVID-19) outbreak to be a pandemic, which has caused severe global social and economic disruptions and uncertainties, including markets where the Company operates. The Company considers this outbreak as non-adjusting-events. The consequences brought about by Covid-19 continue to evolve and whilst the Company actively monitoring and managing its operations to respond to these changes, the Company does not consider it practicable to provide any quantitative estimate on the potential impact it may have on the Company.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events to the date the financial statements were issued and has determined that there are no items to disclose or require adjustments.

46

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None

Item 15. Financial Statements and Exhibits

Exhibit Number and Description		Location Reference
3.1	Certificate of Change of Name Business License	Filed herewith
10.1	Court Custodial Order	Filed herewith

47

SIGNATURES

SINO GREEN LAND CORP.

Date: January 4, 2022	By:	/s/ Wo Kuk Ching
	Name:	Wo Kuk Ching
	Title:	President and Director

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

48